Exhibit 99.1

NEWS RELEASE

Astronics Corporation 130 Commerce Way East Aurora, NY 14052-2164

For more information contact:
Company:	Investor Relations:
David C. Burney, Chief Financial Officer	Deborah K. Pawlowski, Kei Advisors LLC
Phone: (716) 805-1599, ext. 159	Phone: (716) 843-3908
Email: david.burney@astronics.com	Email: dpawlowski@keiadvisors.com

FOR IMMEDIATE RELEASE

Astronics Corporation Acquires

Enhanced Vision Systems Provider Max-Viz, Inc.

EAST AURORA, N.Y., July 31, 2012 — Astronics Corporation (NASDAQ: ATRO), a leading provider of advanced technologies for the global aerospace and defense industries, today announced that it has acquired privately-held Max-Viz, Inc. (“Max-Viz”), a market-leading developer and designer of Enhanced Vision Systems (EVS) for fixed and rotary wing aircraft through both OEM and aftermarket channels in the general aviation, commercial and military aerospace markets for $10 million in cash. Additional purchase consideration of up to $8.0 million may be paid by Astronics if Max-Viz achieves certain revenue targets in 2013, 2014 and 2015.

Founded in 2001 in Portland, OR, Max-Viz had 2011 revenue of $5.4 million and backlog of $3.0 million at the end of 2011, and is projecting 2012 full-year revenue in the range of $7.0 million to $8.0 million. Max-Viz’s EVS product line fuses infrared and visible imagery allowing real-time display to pilots for increased visibility in adverse weather conditions, such as darkness, precipitation, fog, dust and smoke.

“The Max-Viz acquisition fits well with our strategy to broaden our product and technology offerings to the aerospace and defense industry,” commented Peter J. Gundermann, President and CEO of Astronics. “They are a leading provider of EVS technology having earned FAA certification for installation on more than 200 different fixed wing and rotary wing aircraft models across various manufacturers. We expect that Max-Viz will continue its growth through innovation, quality and its solid pipeline of opportunities.”

Astronics expects the acquisition to be slightly accretive in 2012. KippsDeSanto & Co. acted as exclusive financial advisor to Max-Viz, Inc. on this transaction.

ABOUT ASTRONICS CORPORATION

Astronics Corporation is a leader in advanced, high-performance lighting, electrical power, avionics databus products and automated test systems for the global aerospace and defense industries. Astronics’ strategy is to develop and maintain positions of technical leadership in its chosen aerospace and defense markets, to leverage those positions to grow the amount of content and volume of product it sells to those markets and to selectively acquire businesses with similar technical capabilities that could benefit from our leadership position and strategic direction. Astronics Corporation, and its wholly-owned subsidiaries, Astronics Advanced Electronic Systems Corp., Ballard Technology, Inc., DME Corporation and Luminescent Systems Inc., have a reputation for high-quality designs, exceptional responsiveness, strong brand recognition and best-in-class manufacturing practices. The Company routinely posts news and other important information on its website at www.astronics.com.

For more information on Astronics and its products, visit its website at www.astronics.com.

Safe Harbor Statement

This news release contains forward-looking statements as defined by the Securities Exchange Act of 1934. One can identify these forward-looking statements by the use of the words “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements. Important factors that could cause actual results to differ materially include the state of the aerospace and defense industries, the market acceptance of newly developed products, internal production capabilities, the timing of orders received, the status of customer certification processes, the demand for and market acceptance of new or existing aircraft which contain the Company’s products, customer preferences, and other factors which are described in filings by Astronics with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this news release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

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